UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

UNITY SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 3rd Street San Francisco, California	94103-3104
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (415) 539-3162

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.000005 par value per share	U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 8.01 below regarding the issuance of shares of common stock of Unity Software Inc. (the “Company”) is incorporated by reference into this Item 3.02. The shares of the Company’s common stock were issued pursuant to exemptions from registration under Section (4)(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated thereunder.

Item 8.01	Other Events.

As previously disclosed, on November 7, 2021, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, Weta Digital Limited, a company incorporated in New Zealand with the company number 56770 (the “Seller”), Film Property Trust, Weta Holdings LLC, Joseph Letteri, and Weta Principal Fund LLC. On December 1, 2021, the Company completed the purchase (the “Transaction”) of certain assets of the Seller, including, among others, the Seller’s audio-visual effects development and management software tools, intellectual properties, goodwill, rights and claims, other than certain excluded assets (the “Transferred Assets”). The final purchase price for the Transferred Assets consisted of (i) an amount in cash equal to $1,000,000,000 and (ii) 3,468,362 of shares of the Company’s common stock. Under the terms of the Purchase Agreement, the Company has agreed to file a resale registration statement covering the resale of these shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unity Software Inc.

Date: December 1, 2021	By:	/s/ John Riccitiello
John Riccitiello
President and Chief Executive Officer